Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and entered into effective as of June 8, 2015, by GROWBLOX SCIENCES, INC., a Delaware corporation (“Borrower”), GB SCIENCES NEVADA LLC, a Nevada limited liability company (“GBS Nevada” and together with Borrower, each a “Grantor”), in favor of PACIFIC LEAF VENTURES, LP (“Secured Party”).

RECITALS

Secured Party has agreed to make loans to the Borrower in an aggregate principal amount of up to $1,750,000.00 (the “Loans”), which Loans shall be evidenced by a Senior Secured Convertible Promissory Note of even date herewith made by Borrower in favor of Secured Party (the “Note”), which Note has been issued pursuant to that certain Note Purchase Agreement, dated as of June 8, 2015, among Borrower and Secured Party (the “Purchase Agreement”).

The proceeds of the Loans will be used to fund the purchase by GBS Nevada, a subsidiary of Borrower, of certain equipment and other hard assets dedicated to the cultivation of cannabis.

In order to induce Lender to extend the Loan to Borrower, the Grantors have agreed to grant Secured Party security and assurance in order to secure the payment and performance of all of the Secured Obligations (as defined below), and to that effect to grant Secured Party a security interest in certain of their assets and enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. Grant of Security Interest.  Each Grantor hereby grants to Secured Party, a security interest in and so pledges and assigns to the Secured Party, all of its right, title and interest in, to and under, the following properties, assets and rights of such Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): (i) all equipment (as defined in the Uniform Commercial Code) of GBS Nevada, and (ii) Borrower’s membership interest in GBS Nevada, together with the right to receive all cash and other distributions from GBS Nevada with respect to such membership interest.  The security interest in the Collateral shall secure the payment in full of all obligations (the “Secured Obligations”) of Grantors to Secured Party under the Note, the Purchase Agreement and this Agreement. By their execution of this Agreement, each Grantor authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the applicable Grantor is an organization, the type of organization and any organization identification number issued to such Grantor.  Each Grantor agrees to furnish any such information to the Secured Party promptly upon request.

2. Representations and Warranties Concerning Grantors’ Legal Status. Each Grantor represents and warrants to the Secured Party as follows: (a) such Grantor’s exact legal name is that indicated on the signature page hereof, (b) Borrower is a corporation incorporated in the State of Delaware, and GBS Nevada is a limited liability company organized in the State of Nevada, and (c) the chief executive office and mailing address of each Grantor is 6450 Cameron Blvd., Suite 110A, Las Vegas, Nevada 89118.

3. Covenants Concerning Grantors’ Legal Status. Each Grantor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, such Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) such Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

4. Representations and Warranties Concerning Collateral, Etc.  Each Grantor further represents and warrants to the Secured Party as follows: (a) the applicable Grantor is the owner of the Collateral, free from any adverse lien, security interest or other encumbrance; (b) such Grantor’s execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its certificate of incorporation or bylaws or certificate of formation or operating agreement, as applicable, (ii) contravene any contractual restriction or applicable law or (iii) result in, or require the creation or imposition of, any lien on its property, except the lien granted hereby; and (c) this Agreement constitutes the legal, valid and binding obligation of such Grantor enforceable against it in accordance with its terms.

5. Insurance. Grantors will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party.

6.  Maintenance of Collateral. At all times that Secured Party has a security interest in the Collateral, the Grantors shall maintain the Collateral in good condition, normal wear and tear excepted.

7. Right to Inspect. At all times that Secured Party has a security interest in the Collateral under this Agreement, Secured Party shall have the right at reasonable times after prior written notice to the applicable Grantor, to inspect the Collateral wherever the Collateral is located. Upon request from Secured Party, each Grantor shall advise Secured Party as to the location(s) where the Collateral is kept or stored.

8. Default. There shall be a default (an “Event of Default”) for purposes of this Agreement if there shall occur and be continuing a default in the payment when due (after the expiry of any applicable grace period stated in the agreements with respect thereto) of any amount due of any of the Secured Obligations, or if any Grantor fails to perform a material obligation under this Agreement.

9. Secured Party’s Rights in Event of Default. In the event of an Event of Default, Secured Party shall have all rights of a secured party under the Uniform Commercial Code in each jurisdiction in which the Collateral is located, including, but not limited to, the right to take possession of such amounts of Collateral, and to dispose of such Collateral by public or private sale, as shall be reasonably necessary to assure to Secured Party payment of all of the Secured Obligations.  Any notification of intended disposition of any of the Collateral required by law, shall be deemed reasonably and properly given if given to a Grantor at least ten (10) days before such disposition, provided that each Grantor agrees that Secured Party shall otherwise be subject to no obligation, express or implied, to give any notice as to collection or disposition of any of the Collateral which threatens to decline speedily in value. In the event Secured Party takes possession of and sells Collateral under this Section, Secured Party shall apply all proceeds from such sale in accordance with the provisions of the Uniform Commercial Code.  Any proceeds of any collection or disposition by Secured Party of any of the Collateral may be applied by Secured Party in the following order: to the reasonable expenses of retaking, conserving, collecting (by suit or otherwise) or disposing of (by sale or otherwise) the Collateral, including reasonable attorneys’ fees and legal expenses incurred, and then to the satisfaction of all the Secured Obligations in such order and manner of application as Secured Party elects.  Upon the occurrence of an Event of Default, and irrespective of whether Secured Party shall have pursued any other remedy provided herein, Secured Party shall be entitled to demand and receive all available financial information concerning the Grantors and their businesses, and shall be entitled at all reasonable times to inspect Grantors’ premises and have access to Grantors’ books and records.

10. Expenses.  Each Grantor shall, on demand, reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys’ fees and legal expenses, incurred by Secured Party in seeking to enforce any rights or remedies under this Agreement or in respect of the Collateral, and in case of an Event of Default, incurred by Secured Party in enforcing or attempting to enforce its rights and remedies hereunder.

11. Collection of Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, immediately upon notice to a Grantor by Secured Party, such Grantor agrees (i) to hold in trust for Secured Party all payments received in connection with the Collateral and from the sale, lease or other disposition of any Collateral, (ii) to collect and enforce payment of all Collateral until Secured Party shall direct such Grantor to the contrary, and from and after this direction, to fully and promptly cooperate and assist Secured Party (or any other person as Secured Party shall designate) in the collection and enforcement of all Collateral, (iii) to endorse to Secured Party and immediately deliver to Secured Party all payments received by such Grantor on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of such Grantor in the Collateral, in the form received by such Grantor without commingling with any other funds, and (iv) immediately deliver to Secured Party all property in such Grantor’s possession or later coming into such Grantor’s possession through enforcement of such Grantor’s rights or interests in the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Grantors irrevocably authorize Secured Party or any of Secured Party’s agents to endorse the name of the Grantors upon any Collateral or other items which are received in payment of any Collateral, and to do any and all things necessary in order to reduce these items to money.

12. Waivers. Each Grantor waives all defenses otherwise available to parties secondarily or in any other degree liable or whose property stands as security, including, without limitation, presentment, demand, protest and notice with respect to any of the Secured Obligations, the enforcement and preservation of any lien otherwise held by Secured Party and the enforcement and preservation of any of the Secured Obligations or any guaranty or other undertaking.  Each Grantor agrees that Secured Party may release any Collateral (or any other security for any of the Secured Obligations) before or after maturity of any such Secured Obligations and may enforce its security interest and liens on any Collateral pledged hereby without being obligated first to enforce any other security whether pledged or owned by any other Grantor or any other person.

13. Secured Party Appointed Attorney-In-Fact and Performance by Secured Party.  Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably constitutes and appoints Secured Party as such Grantor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Grantor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Grantor, which such Grantor could or might do or which Secured Party may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Secured Party’s name or the name of any purchaser of the Collateral.  Each Grantor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable as long as any Secured Obligations remain outstanding.

14. Entire Agreement.  This Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Agreement.  This Agreement shall not be modified except by a writing signed by Secured Party and the Grantors.

15. Governing Law; Jurisdiction. This Agreement shall be construed and enforced under and in accordance with the laws of the State of New York without regard to principles of conflicts of laws. EACH GRANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IN ANY SUCH COURT SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GRANTOR CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH GRANTOR AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS FOR IT AS MAY HEREAFTER BE DESIGNATED IN ANY WRITTEN NOTICE BY IT TO SECURED PARTY.

16. Parties Bound; Assignment.  This Agreement shall be binding on each Grantor and on each Grantor’s legal representatives, successors and assigns, and shall inure to the benefit of Secured Party, Secured Party’s successors and assigns and any subsequent holders of the any of the Note.

17. Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered to the party receiving the notice at the address for notices set forth at the end of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

GROWBLOX SCIENCES, INC.

By _________________________
Name:
Title:

GB SCIENCES NEVADA LLC

By _________________________
Name:
Title:

Address for notices for all Grantors:
6450 Cameron Blvd.

Suite 110A

Las Vegas, Nevada 89118